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DECTRON PURCHASES ASSETS OF IPAC INC.

MONTREAL, QUEBEC, CANADA - September 14, 1999 - Dectron Internationale, Inc. (NASDAQ: DECT, DECW) today announced that it has purchased the assets of IPAC Inc. - no details of the transaction were announced and additional information will be made available in a subsequent 8-K filing.

Located in Niagara Falls, New York, IPAC Inc. designs and manufactures a complete line of precision air conditioning products in their well-equipped 125,000 square foot plant. IPAC product lines also include heat transfer systems, industrial heat exchangers, fluid cooling systems, compressed air treatment products, replacement parts and custom metal components and enclosures. IPAC products are supported in Canada through a sales and marketing office in Mississauga, Ontario.

IPAC 2000 Inc. has been formed as a new division of Dectron Internationale to expand on the solid core or opportunity which the IPAC product lines represent. The distribution network for IPAC 200 products will be enhanced almost immediately, and there will be a direct benefit from additional cross selling between Dectron Internationale divisions.

Ness Lakdawala, President and CEO of Dectron Internationale Inc. affirmed "With this purchase, our group will increase its market reach in a rapidly growing segment of the Indoor Air Quality sector while expanding our manufacturing base."

Through its operating divisions, Dectron, Circul-aire, Refplus, Thermoplus, Klaasco, and now IPAC 2000, Dectron Internationale manufactures and supplies an extensive array of products for the indoor aire quality (IAQ), dehumidification, refrigeration, air conditioning and energy recovery markets for industrial and commercial clients.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING GOALS, OBJECTIVES, STRATEGIES, PLANS, FUTURE EVENTS OF PERFORMANCE, AND UNDERLYING ASSUMPTIONS AND OTHER STATEMENTS, WHICH ARE OTHER THAN STATEMENTS OF HISTORICAL FACTS. THESE STATEMENTS ARE SUBJECT TO UNCERTAINTIES AND RISKS INCLUDING, BUT NOT LIMITED TO, PRODUCT AND SERVICE DEMAND AN ACCEPTANCE, CHANGES IN TECHNOLOGY, ECONOMIC CONDITIONS, THE IMPACT OF COMPETITION AND PRICING, GOVERNMENTAL REGULATION, AND OTHER RISKS DEFINED IN THE DOCUMENT AND IN STATEMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. AS SUCH FORWARD-LOOKING STATEMENTS, WHETHER WRITTEN OR ORAL, AND WHETHER MADE BY OR ON BEHALF OF THE COMPANY, ARE EXPRESSLY QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ANY OTHER CAUTIONARY STATEMENTS WHICH MAY ACCOMPANY THE FORWARD-LOOKING STATEMENTS. IN ADDITION, THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OF CIRCUMSTANCES AFTER THE DATE HEREOF.